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                                                                    EXHIBIT 99.2

FORMER SCHLUMBERGER VICE CHAIRMAN VICTOR GRIJALVA
ELECTED TO HANOVER COMPRESSOR BOARD OF DIRECTORS

HOUSTON, February 26, 2002 - Hanover Compressor (NYSE: HC), the leading provider of outsourced natural gas compression services, today announced that Victor E. Grijalva, recently retired vice chairman of Schlumberger Ltd. and the chairman of Transocean Sedco Forex (NYSE: RIG) of Houston, was elected to Hanover's expanded board of directors.

"We are very pleased and honored to have Victor, a highly experienced energy services executive respected around the world, join Hanover as it enters a new and exciting phase in its growth," said Michael O'Connor, chairman of Hanover. "During his distinguished career, Victor made significant and lasting contributions to Schlumberger and continues to make contributions to the energy service industry as chairman of Transocean Sedco Forex, a leader in contract offshore drilling."

Mr. Grijalva, who retired from Schlumberger on December 31st, 2001, graduated from Carnegie Mellon University with a bachelors degree in electrical engineering and the University of Pennsylvania with a masters degree in electrical engineering. During his 37 years at Schlumberger, he has held a variety of management positions in countries such as Argentina, France, Venezuela, Singapore, Greece, UAE and the United States. Beginning as a senior development engineer in 1964, some of his more recent positions consist of president of Wireline and Testing in North America and executive vice president of Oilfield Services. In 1998, he was appointed vice chairman of Schlumberger and a member of the board, and in 1999 he became chairman of Transocean Sedco Forex.

Mr. Grijalva is a member of the board of the American Petroleum Institute, and a member of the American Institute of Electrical Engineers, the Society of Petroleum Engineers, and the Oil & Gas Editorial Advisory Board.

About Transocean SedcoForex

Transocean Sedco Forex (www.deepwater.com) is a leader in contract drilling of oil and gas wells in offshore areas around the world. Headquartered in Houston, TX, the company specializes in technically challenging segments of the offshore drilling business, including leadership in both deepwater and harsh-environment drilling services.

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is the global market leader in full service natural gas compression and a leading provider of service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas

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production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, its customers include premier independent and major producers and distributors throughout the Western Hemisphere.

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Certain matters discussed in this press release are "forward-looking statements"
intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition, the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's periodic reports filed with the Securities and Exchange Commission.